Exhibit 3.1

REZ-128 (2017-08)
Certificat de modification
Loi sur les sociétés par actions (RLRQ, chapitre S-31.1)
J’atteste que la société par actions
AUTOBUS LION INC.
et sa version
LION BUSES INC.
a modifié ses statuts en vertu de la Loi sur les sociétés par actions afin de changer son nom et sa version pour
LA COMPAGNIE ÉLECTRIQUE LION
et sa version
THE LION ELECTRIC COMPANY
Le 24 novembre 2020
Déposé au registre le 24 novembre 2020 sous le
numéro d’entreprise du Québec 1165319055.
Registraire des entreprises
Services Québec

Registraire des entreprises
Québec
Nom STIKEMAN ELLIOTT S.E.N.C.R.L., S.R.L.
Numéro d’entreprise du Québec (NEQ) 3345866761
AUTOBUS LION INC.
NEQ: 1165319055 - No demande: 020200078387730
Statuts de modification
Accusé de reception
La demande a été transmise le 24 novembre 2020 à 10 h 49 min 14 s.
Le numéro de référence est 020200078387730.
Merci d’avoir utilisé nos services en ligne.
Identification de l’entreprise
Numéro d’entreprise du Québec (NEQ) 1165319055
Nom AUTOBUS LION INC.
Version du nom dans une autre langue LION BUSES INC.
Identification du signataire
Nom de famille Bédard
Prénom Marc
Modification relative au nom
Nom LA COMPAGNIE ÉLECTRIQUE LION
Version du nom dans une autre langue THE LION ELECTRIC COMPANY
Déclaration relative au nom
Je, soussigné(e), Marc Bédard, déclare que des moyens raisonnables ont été pris afin de s’assurer que le nom choisi est conforme à la loi, et que je suis la personne autorisée à signer la présente déclaration.
Date et heure à attribuer au certificat
Date de réception des statuts par le Registraire des entreprises
Personne à contacter
Identification*
Nom de famille

Cellucci

Prénom

Tania

Mode de communication préféré

Courriel

Coordonnées de correspondance

Adresse de courriel

tcellucci@stikeman.com

Téléphone 514 397-6453

Adresse de correspondance*

Adresse

4100-1155 boul. René-Lévesque O.
Montréal Québec H3B3V2
Canada

Traitement prioritaire

Cette demande fait l'objet d'un traitement prioritaire.

Détail de la facture

Description	Année visée	Quantité	Montant
Statuts de modification d'une société par actions			177,00 $
Service prioritaire			88,50 $
Montant total			265,50 $

Certification

Je suis la personne autorisée à transmettre ce document au nom de ceux qui doivent le signer. J'ai vérifié leur identité et tous déclarent que les renseignements sont exacts et complets.

TRÈS IMPORTANT

La présente demande sera traitée seulement si vous acquittez les frais exigés dans un délai de 10 jours suivant la transmission de la demande. Après ce délai, votre demande pourrait être annulée.

Québec

© Gouvernement du Québec

REZ-109 (2017-08)
Certificat de refonte
Loi sur les sociétés par actions (RLRQ, chapitre S-31.1)
J’atteste que la société par actions
AUTOBUS LION INC.
et sa version
LION BUSES INC.
a refondu ses statuts en vertu de la Loi sur les sociétés par actions le 03 août 2020.
Déposé au registre le 3 août 2020 sous le
numéro d’entreprise du Québec 1165319055.

Registraire des entreprises
Services Québec
Nom STIKEMAN ELLIOTT S.E.N.C.R.L., S.R.L.
Numéro d’entreprise du Québec (NEQ) 3345866761
AUTOBUS LION INC.
NEQ: 1165319055 - No demande: 020200075590976
Statuts de refonte
Accusé de reception
La demande a été transmise le 3 août 2020 à 10 h 51 min 2 s.
Le numéro de référence est 020200075590976.
Merci d’avoir utilisé nos services en ligne.
Identification de l’entreprise
Numéro d’entreprise du Québec (NEQ) 1165319055
Nom AUTOBUS LION INC.
Version du nom dans une autre langue LION BUSES INC.
Identification du signataire
Nom de famille Bédard
Prénom Marc
Capital-actions, restrictions sur le transfert des titres ou des actions, limites imposées aux activités et autres dispositions
Capital-actions
Fichier
Schedule 1.pdf
Restrictions sur le transfert des titres ou des actions
Fichier
Schedule 2.pdf
Limites imposées aux activités
Aucune limite

Autres dispositions

Fichier

Schedule 3.pdf

Administrateurs

Nombre d'administrateurs	1 à 10

Date et heure à attribuer au certificat

Date de réception des statuts par le Registraire des entreprises

Personne à contacter

Identification*

Nom de famille

Cellucci

Prénom

Tania

Mode de communication préféré

Courriel

Coordonnées de correspondance

Adresse de courriel

tcellucci@stikeman.com

Téléphone 514 397-6453

Adresse de correspondance

Adresse	4100-1155 boul. René-Lévesque O. Montréal Québec H3B3V2 Canada

Détail de la facture

Description	Année visée	Quantité	Montant
Refonte de statuts d'une société par actions			177,00 $
Montant total			177,00 $

Certification*

Je suis la personne autorisée à transmettre ce document au nom de ceux qui doivent le signer. J’ai
vérifié leur identité et tous déclarent que les renseignements sont exacts et complets.
© Gouvernement du Québec

SCHEDULE 1

Share capital

The Corporation is authorized to issue an unlimited number of Common shares, all without par value, which shall carry the rights and restrictions set forth hereinbelow:

a)

Dividends. The holders of Common shares are entitled to receive, equally and rateably, any dividend declared thereon by the directors, in the amount and at the time determined by a resolution of the board of directors.

b)

Participation upon liquidation. Upon the occurrence of a voluntary or involuntary liquidation, dissolution or any other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, the holders of Common shares are entitled to share, equally and rateably, all of the remaining property and assets of the Corporation.

c)

Voting. The holders of Common shares are entitled to receive notice of meetings of shareholders of the Corporation and to attend and vote at such meetings, each holder of Common shares being entitled to one (1) vote in respect of each Common share held by such holder.

SCHEDULE 2

Restrictions on the transfer of instruments or shares

1.	Shares of the Corporation may not be transferred unless the restrictions on the transfer of securities of the Corporation set out below are complied with.

2.	Securities of the Corporation, other than non-convertible debt securities, may not be transferred unless:

a)	such transfer is approved by the directors or shareholders as evidenced by a resolution of the directors or shareholders, as the case may be; or

b)	in the case of securities which are subject to restrictions on transfer contained in a security holders’ agreement, such restrictions are complied with.

SCHEDULE 3

Other provisions

Annual meetings and special meetings of the shareholders of the Corporation may be held outside the Province of Quebec.